Exhibit 99.3

PDS Biotechnology Corporation Announces Closing of Approx. $19 Million Public
Offering and Full Exercise of Underwriter’s Option to Purchase Additional Shares

Florham Park, NJ, August 13, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotechnology” or the “Company”), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced the closing of its previously announced underwritten public offering of 6,900,000 shares of common stock (inclusive of the 900,000 shares that were sold pursuant to the underwriter’s full exercise of its option to purchase additional shares of common stock) at a public offering price of $2.75 per share.  Certain insiders, including certain of the Company’s officers, purchased shares of PDS Biotechnology common stock in the offering.

The gross proceeds to PDS Biotechnology from this offering, before deducting underwriting discounts, commissions and other offering expenses were approximately $19.0 million.

Oppenheimer & Co. Inc. acted as the sole book-running manager for the offering.

The shares of common stock described above were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-240011) previously filed with the U.S. Securities and Exchange Commission (“SEC”) on July 22, 2020 and declared effective on July 31, 2020, and the accompanying prospectus contained therein. The offering of the shares of common stock was made by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  A final prospectus supplement related to the offering has been filed with the SEC and is available on the SEC’s website, located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may also be obtained by contacting Oppenheimer & Co. Inc. at 85 Broad Street, 26th Floor, New York, NY 10004, Attention: Equity Syndicate Prospectus Department, by telephone at (212) 667-8055, or by email at EquityProspectus@opco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About PDS Biotechnology

PDS Biotechnology is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotechnology has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectations, and assumptions and include statements regarding the proposed public offering and anticipated closing. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including market conditions, whether the proposed offering is completed, the satisfaction of customary closing conditions related to the proposed offering and the other factors described in PDS Biotech’s filings with the SEC. The information in this release is provided only as of the date of this release, and PDS Biotechnology undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotechnology
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7035
Email: alobo@theruthgroup.com